SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use Of The Commission Only (As Permitted By Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12.


                              COLOR IMAGING, INC.

                Name of Registrant as Specified in its Charter)

                                      N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                              COLOR IMAGING, INC.
                      4350 PEACHTREE INDUSTRIAL BOULEVARD
                                   SUITE 100
                            NORCROSS, GEORGIA 30071

                                 APRIL 23, 2004

TO OUR STOCKHOLDERS:

You are cordially invited to attend the Annual Meeting of Stockholders of Color Imaging, Inc., which will be held at 10:00 a.m., local time, on May 18, 2004, at the St. Ives Country Club, One St. Ives Country Club Drive, Duluth, GA 30097. All holders of Color Imaging's outstanding common stock as of the close of business on March 26, 2004 are entitled to vote at the annual meeting. Enclosed is a copy of the Notice of Annual Meeting of Stockholders, proxy statement and proxy card.

We hope you will be able to attend the annual meeting. Whether or not you expect to attend, it is important that you complete, sign, date and return the proxy card in the enclosed envelope in order to make certain that your shares will be represented at the annual meeting.

Sincerely,



                           /s/ MORRIS E. VAN ASPEREN
                           Morris E. Van Asperen
                           Secretary

                              COLOR IMAGING, INC.
                      4350 PEACHTREE INDUSTRIAL BOULEVARD
                                   SUITE 100
                            NORCROSS, GEORGIA 30071

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 18, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Color Imaging, Inc. ("Color Imaging" or the "Company") will be held at 10:00 a.m., local time, on May 18, 2004, at the St. Ives Country Club, One St. Ives Country Club Drive, Duluth, GA 30097, for the following purposes:

1. To elect seven directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified.

2. To ratify the selection of Lazar Levine & Felix LLP as Color Imaging's independent accountants for the year ending December 31, 2004.

3. To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The board of directors has fixed the close of business on March 26, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and all adjourned meetings thereof.

                                BY ORDER OF THE BOARD OF DIRECTORS




                                /s/ MORRIS E. VAN ASPEREN
                                Morris E. Van Asperen
                                Secretary



Dated: April 23, 2004

Please Complete, Date, Sign And Return The Enclosed Proxy Card In The Return Envelope As Promptly As Possible, Whether Or Not You Plan To Attend The Annual Meeting. If You Later Desire To Revoke Your Proxy For Any Reason, You May Do So In The Manner Described In The Attached Proxy Statement.

                              COLOR IMAGING, INC.
                      4350 PEACHTREE INDUSTRIAL BOULEVARD
                                   SUITE 100
                            NORCROSS, GEORGIA 30071

                                PROXY STATEMENT

                              GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of proxies by the board of directors of Color Imaging, Inc. for use at the annual meeting of stockholders to be held at 10:00 a.m., local time, on May 18, 2004, at the St. Ives Country Club, One St. Ives Country Club Drive, Duluth, GA 30097, and at any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon. Any stockholder giving a proxy has the power to revoke it at any time before it is voted by written notice to the Secretary of Color Imaging or by issuance of a subsequent proxy. In addition, a stockholder attending the annual meeting may revoke his or her proxy and vote in person if he or she desires to do so, but attendance at the annual meeting will not of itself revoke the proxy.

At the close of business on March 26, 2004, the record date for determining stockholders entitled to notice of and to vote at the annual meeting, Color Imaging had issued and outstanding 12,730,505 shares of common stock, including 14,000 shares which have been repurchased by Color Imaging and not yet cancelled. Each share of common stock entitles the holder of record thereof to one vote, non-cumulative, on any matter coming before the annual meeting. Only stockholders of record at the close of business on March 26, 2004 are entitled to notice of and to vote at the annual meeting or any adjournment thereof.

The enclosed Proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Annual Meeting and with respect to other matters which may be properly brought before the annual meeting. At the time of printing this proxy statement, management of Color Imaging is not aware of any other matters to be presented for action at the annual meeting. If, however, other matters which are not now known to the management should properly come before the annual meeting, the proxies hereby solicited will be exercised on such matters in accordance with the best judgment of the proxy holders.

Shares represented by executed and unrevoked proxies will be voted in accordance with the instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the board of directors. Neither abstentions nor broker non-votes will be counted for the purposes of determining whether any of the proposals have been approved by the stockholders of Color Imaging, although they will be counted for purposes of determining the presence of a quorum.

Color Imaging will pay the expenses of soliciting proxies for the annual meeting, including the cost of preparing, assembling, and mailing the proxy solicitation materials. Proxies may be solicited personally, by mail, by telex, or by telephone, by directors, officers, and regular employees of Color Imaging who will not be additionally compensated therefor. It is anticipated that this proxy statement and accompanying proxy card will be mailed on or about April 25, 2004 to all stockholders entitled to vote at the annual meeting.

Nominees for election as directors will be elected by a majority of the votes cast by the holders of shares entitled to vote in the election. It is expected that shares beneficially owned by current executive officers, directors and affiliates of Color Imaging, which in the aggregate represent approximately 65 percent of the outstanding shares of common stock, will be voted in favor of management's nominees for director.

The affirmative vote of holders of a majority of the outstanding shares of common stock of Color Imaging entitled to vote and present in person or by proxy at the annual meeting is required for the ratification of Lazar Levine & Felix LLP as Color Imaging's independent accountants. It is expected that shares beneficially owned by current executive officers, directors and affiliates of Color Imaging, which in the aggregate represent approximately 65 percent of the outstanding shares of common stock, will be voted in favor of management's nominees for director, for ratification of Lazar Levine & Felix LLP as Color Imaging's independent accountants. With respect to the election of directors, abstentions, votes "withheld" and broker non-votes will be disregarded and will have no effect on the outcome of the vote. Abstentions and votes "withheld" will have the effect of a vote against the proposal to approve the proposal to ratify Lazar Levine & Felix LLP as Color Imaging's independent accounts and broker non-votes will be disregarded and will have no effect on the outcome of the votes. There are no rights of appraisal or similar dissenters' rights with respect to any matter to be acted upon pursuant to this proxy statement.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The board of directors of Color Imaging recommends a vote FOR the election of each of the nominees named below for election as director, and FOR the ratification of Lazar Levine & Felix, LLP as Color Imaging's independent accountants.

ELECTION OF DIRECTORS

The proxy holders intend to vote "FOR" election of the nominees named below, who are currently members of the board, as directors of Color Imaging, unless otherwise specified in the proxy. Directors of Color Imaging elected at the annual meeting to be held on May 18, 2004 will hold office until the next annual meeting or until their successors are elected and qualified.

Each of the director nominees below has consented to serve on the board of directors, if elected. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the board may recommend.

The individuals listed below as nominees for the board of directors were directors of Color Imaging during 2003. The name and age of each nominee, and the period during which such person has served as a director, is set forth below:

                                        SERVED AS
         NAME                 AGE       DIRECTOR SINCE                              POSITION
-------------------------    -------    ---------------------   -------------------------------------------------
Jui-Kung Wang                  60       September 2001          Chief Executive Officer and Chairman of the Board

Sueling Wang, PhD              50       June 2000               President and Vice Chairman of the Board

Morris E. Van Asperen          60       June 2000               Executive Vice President, Chief Financial Officer,
                                                                Secretary and Director

Yi Jen Wang                    27       April 2003              Assistant Vice President and Director

Jui-Hung Wang                  57       June 2001               Director

Jui-Chi Wang                   47       June 2000               Director

Richard S. Eiswirth            34       April 2003              Director


JUI-KUNG (ELMER) WANG, Chief Executive Officer and Chairman of the Board since August 2003, has served as a director of Color Imaging since September 2001. He was a founder of Color Image, Inc. in 1989 and its Chairman until its merger with Color Imaging. He is a co-founder and has served as a director of General Plastic Industrial Co., Ltd, a leading Taiwan based manufacturer of after market injection molded cartridges and accessories for copiers and laser printers since 1978. In 1998 Mr. Wang was a founding member of Kings Brothers LLC, which leases space to Color Imaging we use for our headquarters and manufacturing facilities in Norcross, Georgia. Mr. Wang has been a professor of management with Tung-Hai University, Taiwan for over 20 years. He has received a bachelor's degree in economics, and MBA and PhD degrees in management. Jui-Kung Wang is the brother of Sueling Wang, Jui-Hung Wang and Jui-Chi Wang, and the uncle of Yi Jen Wang.

SUELING WANG, PHD became President and Vice-Chairman of Color Imaging in June 2000. From 1989 to 2000, he served as President and director of Color Image, Inc., which was merged with Color Imaging. Dr. Wang was also a founder of Color Image Inc. In 1998, Dr. Wang was a founding member of Kings Brothers LLC, which leases space to Color Imaging used for our headquarters and manufacturing facilities in Norcross, Georgia. Dr. Wang received a M.S. degree from the University of Windsor, in Ontario, Canada and a PhD degree from the University of Detroit. Dr. Wang's expertise in resin synthesis brought him into the toner industry and led to the formation of Color Image, Inc. in 1989. Sueling Wang is the brother of Jui-Kung Wang, Jui-Hung Wang and Jui-Chi Wang, and the uncle of Yi Jen Wang.

MORRIS E. VAN ASPEREN has served as Executive Vice President, Chief Financial Officer and director of Color Imaging since June 2000. In June 2001 he was made Secretary and on July 14, 2003, he was given the additional responsibilities of Marketing and Sales. From 1998 he served as director of Logical Imaging Solutions and was from August 2000 its Executive Vice President, Chief Financial Officer and Secretary until it was disposed of by Color Imaging in September 2002. In 1986 he was employed by the National Bank of California as Senior Vice President, Corporate Banking, and when he left the bank in July 2000 he was its Executive Vice President and Credit Administrator. Mr. Van Asperen also has extensive experience as a financial and management consultant to businesses of up to $50 million in revenues and 1,000 employees in construction, household goods, industrial glass, electronics manufacturing and software development. From 1977 to 1984, he served as Vice President & Chief Financial Officer of ATE Associates, Inc., a supplier of test fixtures and software for numerous military aircraft programs. Mr. Van Asperen received a B.S. degree in Mathematics from the University of Oklahoma and an M.B.A. degree from Pepperdine University.

YI-JEN (TINA) WANG has served as a director of Color Imaging since April 2003, and is an Assistant Vice President and Human Resources Manager, having first been employed by Color Imaging in February 2003. Prior to that she is attend the University of San Francisco, pursuing an MBA degree. From October 2000 to June 2001 Ms. Wang served as a property manager for Kings Brothers LLC. From June 1998 to August 2000 Ms. Wang served as controller for GPI-USA, Inc. until it discontinued its warehouse and marketing activities in the United States. From January 1997 to May 1998 Ms. Wang was a sales representative assistant for our affiliate General Plastic Industrial Co Ltd, Taiwan, R.O.C. Ms. Wang received a Bachelor of Arts degree in June 1998 from Providence University, Taiwan, R.O.C. Yi-Jen Wang is the niece of Jui-Kung Wang, Sueling Wang, Jui-Hung Wang and Jui-Chi Wang.

JUI-HUNG (JACK) WANG has served as a director of Color Imaging since June 2001 and was Chairman from June 2002 through August 2003. He was a founder and director of Color Image, Inc. until its merger with Color Imaging. He is a founder and serves as Chairman of General Plastic Industrial Co., Ltd, a leading Taiwan based manufacturer of after market injection molded cartridges and accessories for copiers and laser printers. Since January 2001, Mr. Wang has served as a director of Taiwan Yu-Tzu Company, a food company. In 1998, Mr. Wang was a founding member of Kings Brothers LLC, which leases space to Color Imaging used for our headquarters and manufacturing facilities in Norcross, Georgia. From 1986 to 1994, Mr. Wang was mayor of Wu-Chi Town, Taiwan. Jui-Hung Wang is the brother of Sueling Wang, Jui-Kung Wang and Jui-Chi Wang, and the father of Yi Jen Wang.

JUI-CHI (JERRY) WANG has served as a director of Color Imaging since June 2000. From 1994 until 2000, he served as a director of Color Image, Inc., which was merged with Color Imaging. Since 1984, Mr. Wang has served as President of General Plastic Industrial Co. Ltd (GPI), a Taiwan-based plastics manufacturer specializing in injection moldings and more particularly toner cartridges and accessories for copiers and laser printers. In 1998, Mr. Wang was a founding member of Kings Brothers LLC, which leases space to Color Imaging used for our headquarters and manufacturing facilities in Norcross, Georgia. Mr. Wang received a Master's Degree in Computer Engineering from the University of Southern California. Jui-Chi Wang is the brother of Sueling Wang, Jui-Hung Wang and Jui-Kung Wang, and the uncle of Yi Jen Wang.

RICHARD S. EISWIRTH has been a Director of the Company since April 2003 and is Chairman of the Audit Committee. Since April 2002 he has been involved in capital raising efforts for several start-ups. From August 1999 to April 2002, he was Senior Executive Vice President and Chief Financial Officer of Netzee, Inc., a publicly owned affiliate of The Intercept Group. Mr. Eiswirth was responsible for the initial public offering and the identification, evaluation and negotiation of ten acquisitions that fortified Netzee's product offerings. Additionally, he facilitated the disposition of three operating units during the company's restructuring. He has extensive experience in managing investment bankers, brokers, attorneys, and accountants. For nine years prior to joining Netzee, Mr. Eiswirth worked for Arthur Andersen LLP, where he was a senior manager. In this capacity he provided audit, accounting, due diligence, merger and acquisition, and consulting services to a variety of industries including real estate, technology, banking, insurance and financial services. A certified public accountant (CPA), Eiswirth graduated cum laude from Wake Forest University in 1991 with a Bachelor of Arts degree in accounting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE ABOVE-NAMED DIRECTOR NOMINEES.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                          AND COMMITTEES OF THE BOARD

DIRECTOR NOMINATIONS

In accordance with Article III, Section 3.3 of the Bylaws of the Company, nominees for election as a director may be proposed only by the directors or by a stockholder entitled to vote for directors.

A stockholder who wishes to make a director nomination at a stockholder meeting must follow these procedures. For an annual meeting, the stockholder must submit a written notice to the Secretary of the Company by the earlier of ninety days before the first anniversary of the most recent annual meeting of stockholders held for the election of directors and the close of business on the third day following the date on which notice of the annual meeting is first given to stockholders. For a special meeting, the written notice must be submitted by the close of business on the third day following the date on which notice of the meeting is first given to stockholders for the election of directors. The notice must include:

          (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated,

          (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

          (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder,

          (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, and

          (e) the consent of each nominee to serve as a director of the Company if so elected.

The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with this procedure. The address for notices of nominations is Color Imaging, Inc., Attn: Corporate Secretary, 4350 Peachtree Industrial Blvd., Suite 100, Norcross, Georgia 30071.

The Board of Directors has not established a nominating committee but instead determines its director nominations as a full Board. The Board of Directors includes one director meeting the definition of "independent director" under the rules of the Nasdaq Stock Market, as well asthe Chairman and Chief Executive Officer, the President, and the Chief Financial Officer of the Company, and two other directors who are not independent by virtue of their family relationships with the Chairman and the President. The Board of Directors believes that the determination of nominees is benefited by the knowledge and perspective of these corporate officers. Due to the small size of its Board, the Company does not foresee the need to establish a separate nominating committee. Future candidates for director will either be (i) recommended by a majority of the independent directors for selection by the Board or (ii) discussed by the full Board and approved for nomination by the affirmative vote of a majority of the Board, including the affirmative vote of a majority of the independent directors. The Company does not have a nominating committee charter.

The Company has not engaged, nor does it believe that it is necessary to engage, any third party to assist it in identifying director candidates, and it has never received a proposed candidate from a source outside of the Company. Historically, the Board of Directors has not entertained outside candidates for board nominees given that the Company is a "controlled" company under the rules of the Nasdaq Stock Market, with management and affiliates controlling an aggregate of approximately 65% of the voting shares. In formulating its slate of director nominees for the annual meeting each year, the Board of Directors may consider director candidates recommended by stockholders. The Board of Directors does not have a written policy for how it will consider such recommendations due to the lack of experience with such recommendations and the need to evaluate such recommendations on a case-by-case basis.

Before consideration by the Board, nominations must satisfy the requirements listed above, except that the nominations must be received no later than the date disclosed in the prior year proxy statement for inclusion of stockholder proposals for the current year proxy statement. In addition, each such written nomination must state the name, age, business or residence address of the nominee, the principal occupation or employment of the nominee, the number of shares owned either beneficially or of record by each such nominee and the length of time such shares have been so owned. Prior to further consideration, the nominee must acknowledge that he/she is willing to (i) be named as a nominee, (ii) serve as a director, and (iii) complete an officer and director questionnaire for necessary disclosure items. The Board of Directors has not established minimum qualifications that must be met by a board-recommended nominee. However, the Board evaluates candidates based on financial literacy, knowledge of the Company's industry or other background relevant to the Company's needs, status as a stakeholder in the Company, "independence" (for purposes of compliance with the rules of the SEC and the listing standards of the Nasdaq National Market), and willingness, ability and availability for service. The Board of Directors is not bound to accept any candidate proposed by a stockholder, and may reject a candidate in its sole discretion. Stockholders may submit proposed candidates to the Corporate Secretary at the above address.

STOCKHOLDER COMMUNICATIONS

Stockholders may communicate with the Company's Directors in care of the Secretary of the Company in writing to Color Imaging, Inc., Attn: Corporate Secretary, 4350 Peachtree Industrial Blvd, Suite 100, Norcross, GA 30071 or via e-mail to van@colorimaging.com. Communication by mail to any or all of the directors in care of the Secretary of the Company will be forwarded to the director(s). E-mails received by the Secretary of the Company for any or all of the Company's Directors will be forwarded by the Secretary of the Company to the director(s). All stockholder messages will be forwarded directly to the Directors specified by the stockholder.

DIRECTOR ATTENDANCE AT STOCKHOLDER MEETINGS

At last year's annual meeting of stockholders, the following directors were in attendance: Sueling Wang, Morris E. Van Asperen, Yi-Jen Wang and Richard S. Eiswirth. The SARS outbreak in Asia during 2003 affected the travel plans from Taiwan of the three (3) directors who did not attend the 2003 annual meeting of the stockholders. The board does not have a formal policy on director attendance at stockholder meetings. The Company's stockholder meetings historically have had light attendance, with typically fewer than ten (10) stockholders attending in person. All of the Directors intend to attend the 2004 meeting of the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

There were seven (7) meetings of the board of directors during 2003. Each incumbent director who was a director during 2003 attended 75 percent or more of the aggregate of all meetings of the board of directors and any committees on which that director served, except Jui-Kung Wang who attended 71.4% of the meetings.

DIRECTOR COMPENSATION

Each of Color Imaging's non-employee directors receives fees of $1,000.00 per board meeting physically attended and $500.00 for other meetings of the board of directors. Each director who is a member of the Audit Committee receives $500.00 for each meeting of the Audit Committee attended. In addition, each director is reimbursed for certain out-of-pocket expenses incurred in connection with attendance at board and committee meetings. Each of Color Imaging's non-employee directors, on the date they are first elected or appointed to the board, receives a grant of non-qualified stock options to purchase 25,000 shares of Color Imaging's common stock at the fair market value of the common stock on the date of grant. The directors' options vest in equal annual installments over a five year period.

AUDIT COMMITTEE

The Audit Committee engages Color Imaging's independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and any non-audit fees, and reviews the adequacy of Color Imaging's internal accounting controls and financial management practices. Until April 2003 the entire board of directors constituted the Audit Committee, and thereafter the Audit Committee consisted of Mr. Richard
S. Eiswirth, CPA. There was one (1) meeting in March 2003 when the Committee was comprised of the entire board of directors from which two (2) directors were absent. From April 30, 2003, there were three (3) meetings of the Audit Committee in 2003 with the incumbent member attending 75 percent or more of the aggregate of all meetings of the Audit Committee.

The  board  of  directors  nominates  and  appoints  the  members  of the  Audit
Committee.

NOMINATING AND COMPENSATION COMMITTEES

The board of directors acts as the nominating and compensation committees of Color Imaging.

Notwithstanding anything to the contrary that is or may be set forth in any of Color Imaging's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate Color Imaging filings, including this proxy statement, in whole or in part, the following Reports and the Performance Graph, shall not be incorporated by reference into any such filings.

                           REPORT OF AUDIT COMMITTEE

After the divestiture of Logical Imaging Solutions, Inc. on September 30, 2002 until April 18, 2003 when Richard S. Eiswirth, an independent director and financial expert and sole member of the Audit Committee, was appointed to the Board and made Chairman of the Audit Committee, the responsibilities of the Audit Committee were performed by the Board of Directors. Since April 2003, Color Imaging had an Audit Committee (the "Committee") composed entirely of non-management directors and thereafter the oversight responsibility, authority and specific duties of the Committee have been performed by the Committee in accordance with the Audit Committee Charter of Color Imaging. The sole member of the Committee, after April 2003, met the independence and experience requirements of the NASD. The Committee met with Lazar Levine & Felix LLP, the independent auditors, and management prior to issuance of Color Imaging's annual report on Form 10-K for the year ending December 31, 2003. The Committee reviewed the charter last amended on October 31, 2002, and determined that further amendments were not needed at that time. The charter, as previously amended, outlines the practices the Committee follows. A copy of the Committee charter, as amended, was attached as Appendix A to the 2003 Proxy Statement.

The Committee recommended to the board of directors the engagement of Lazar Levine & Felix LLP as Color Imaging's independent auditors and reviewed with Color Imaging's financial managers and the independent auditors overall audit scope and plans, the results of internal and external audit examinations, evaluations by the auditors of Color Imaging's internal controls, and the quality of Color Imaging's financial reporting.

The Committee has reviewed and discussed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management's accounting judgments, members of the Audit Committee asked for management's representations that the audited consolidated financial statements of Color Imaging have been prepared in conformity with generally accepted accounting principles and have expressed to both management and the independent auditors their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of Lazar Levine & Felix LLP, the independent auditors, the Committee asks them to address, and discuss their responses to, several questions that the Committee believes are particularly relevant to its oversight. These questions include:

     - Are there any significant accounting judgments made by management in preparing the financial statements that would have been made differently had the independent auditors themselves prepared and been responsible for the financial statements?

     - Based on the independent auditors' experience and their knowledge of Color Imaging, do Color Imaging's financial statements fairly present to investors, with clarity and completeness, Color Imaging's financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

     - Based on the independent auditors' experience and their knowledge of Color Imaging, has Color Imaging implemented internal controls and internal audit procedures that are appropriate for Color Imaging?

The  Committee   believes  that  by  thus  focusing  its  discussions  with  the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The Committee discussed with Lazar Levine & Felix LLP, the independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit committees, by the Independence Standards Board, and have discussed the auditors' independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. The Committee, in its oversight role, necessarily relies on the work and assurances of Color Imaging's management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of Color Imaging's annual financial statements to generally accepted accounting principles.

In reliance on these reviews and discussions, and the report of Lazar Levine & Felix LLP, the independent auditors, the Audit Committee recommended to the board of directors, and the board approved, that the audited financial statements be included in Color Imaging's Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

FEES PAID TO COLOR IMAGING'S INDEPENDENT AUDITORS

During fiscal 2003 and 2002 Color Imaging incurred the following fees for services performed by Lazar Levine & Felix LLP:

                                      Fiscal 2003             Fiscal 2002
                                 --------------------    --------------------
         Audit Fees               $        78,671          $        91,717
         Audit Related Fees                     0                        0
         Tax Fees1                         15,000                   12,000
         All Other Fees2                    4,895                   19,236

     (1) The aggregate fees for all professional services related to tax compliance and the preparation and filing of Federal and state income tax returns.

     (2) Other services included in fees in connection with the review of Color Imaging's Registration Statement filings on Form SB-2 and the consent to the inclusion of Color Imaging's financial statements contained therein.


AUDIT FEES

The aggregated fees for professional services rendered for each of the fiscal years 2003 and 2002 for the audit of Color Imaging's annual financial statements and limited reviews of financial statements included in Forms 10-Q were approximately $78,671 and $91,717, respectively.

AUDIT-RELATED FEES

There were no fees for professional services rendered for each of the fiscal years 2003 and 2002 for assurance and related services that have not been reported as Audit Fees.

TAX FEES

The aggregate fees for all professional services related to tax services and the filing of Federal and state income tax returns during fiscal years 2003 and 2002 was approximately $15,000 and $12,000 in connection with Color Imaging's tax returns for fiscal years 2002 and 2001, respectively.

ALL OTHER FEES

Aggregate fees billed for all other professional services for the fiscal years 2003 and 2002 were approximately $4,895 and $19,236, respectively, and were for professional services in connection with Color Imaging's registration statement filed with the SEC on Form SB-2.

The Company's audit committee approved all of the services described above. The audit committee has determined that the payments made to its independent accountants for these services are compatible with maintaining such auditors' independence.

AUDIT COMMITTEE'S PRE-APPROVAL POLICES AND PROCEDURES

The Committee has the sole authority to appoint or replace, compensate, and oversee the work of any independent auditor, who must be, when required, a registered firm as defined by law, whose purpose is the preparation or issuance of an audit report or related work. The independent auditor's reports and other communications are to be delivered directly to the Committee, and the Committee is responsible for the resolution of disagreements between management and the independent auditor regarding financial reporting.

The Committee pre-approves all audit and non-audit services and all engagement fees and terms in connection therewith, except as otherwise permitted by regulation or the exchange.

The fees for professional services other than Audit Fees, in aggregate, for 2003 and 2002, approved by the Committee, were approximately $19,895 and $31,236. All of the hours expended on the principal accountant's engagement to audit the financial statements of Color Imaging for the years 2003 and 2002 were attributable to work performed by full-time, permanent employees of the principal accountant.

Management is responsible for planning Color Imaging's financial reporting process and compliance of the consolidated financial statements with generally accepted accounting principles. Color Imaging's independent auditors are responsible for auditing those financial statements. The Audit Committee necessarily must rely, without independent verification, on (a) management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America, and (b) on the representations of the independent auditors included in their report on Color Imaging's financial statements.

                                AUDIT COMMITTEE:
                                FEBRUARY 9, 2004
                              Richard S. Eiswirth

                      REPORT OF THE BOARD OF DIRECTORS ON
                             EXECUTIVE COMPENSATION

OVERVIEW

During the year ended 2003, the board of directors held primary responsibility for determining the compensation for Jui-Kung Wang, Chairman of the board and Chief Executive Officer (appointed August 15, 2003), principal executive officer, Sueling Wang, Vice Chairman of the board and President, Morris E. Van Asperen, Director and Executive Vice President and Chief Financial Officer, principal accounting and financial officer, Charles R. Allison, Director and Vice President Marketing and Sales (retired June 27, 2003), and Claude R. Aubert, Vice President Technology (hired June 2, 2003), and the stock based incentives for all the Named Executives. The compensation committee is comprised of Color Imaging's board of directors over whose name this report is also presented.

Color Imaging is engaged in a highly competitive industry. The actions of the executive officers have a profound impact on the short-term and long-term profitability of Color Imaging; therefore, the design of the executive officer compensation package is very important. In order to retain key employees, Color Imaging has an executive compensation package that is driven by an increase in shareholder value, the overall performance of Color Imaging, and the individual performance of the executive. The measures of Color Imaging's performance include revenue growth, pretax profit achievement, and pretax profit improvement over the past year.

Pursuant to the above compensation philosophy, the three main components of the executive compensation package are base salary, a cash incentive plan (discretionary bonus or commission based program), and stock-based incentive plans.

BASE SALARY

The factors subjectively used in determining base salary include the recent profit performance of Color Imaging, the magnitude of responsibilities, the scope of the position, individual and overall departmental performance improvements, and the salary received by peers in similar positions in the same geographic area. These factors are not used in any specific formula or weighting. The salaries of the Named Executives are reviewed annually. Further, in connection with the appointment of the Chief Executive Officer on August 15, 2003, the responsibilities of the Vice Chairman and President, and certain of the other Named Executives were reassessed and their compensation packages were restructured. Increases in base salaries for the President and Executive Vice President are set at a minimum of 5% per annum pursuant to their employment agreements. However, for the year ended 2003, the Named Executives' base salary increases ranged from nothing to a 6-month temporary salary reduction of one-half, and effective August 1, 2003, the Executive Vice President's employment agreement was modified to eliminate the 5% minimum per annum increase. On June 27, 2003, the Vice President of Marketing and Sales retired and the Executive Vice President assumed these additional responsibilities.

CASH BASED INCENTIVE PLANS

Other than commissions based on the achievement of certain sales objectives paid to the Vice President Marketing and Sales and beginning August 1, 2003, to the Executive Vice President to whom it is applicable, Color Imaging does not have an annual cash based incentive compensation package for the Named Executives, and instead Color Imaging utilizes discretionary annual bonuses based upon performance objectives for the ensuing fiscal year. The Named Executives participate in a performance bonus plan designed to encourage achievement of short-term objectives. The plan's payouts are subjectively based on net income, budget objectives, and other individual specific performance objectives. The specific performance objectives relate to each executive improving the contribution of his functional area of responsibility to further enhance the earnings of Color Imaging. These performance objectives and incentive packages are then reviewed by the board of directors and either accepted, amended, or modified. There was, as a result, a discretionary bonus of $140,000 approved by Color Imaging and paid to Sueling Wang, Vice Chairman and President during 2003.

STOCK BASED INCENTIVE PLANS

During the fiscal year 2003, the Vice President Technology, effective with his employment by Color Imaging on June 2, 2003, was granted options to purchase 100,000 shares of Color Imaging's common stock at an exercise price of $0.77 per share, with 25% vesting immediately and 25% vesting upon each anniversary date of the grant thereafter and expiring 5 years from the respective date of vesting. The other Named Executives were not granted any stock options or other stock incentives. The grant of awards is purely discretionary, and is not based on any specific formula and may or may not be granted in any given fiscal year. The board of directors gives consideration to the overall performance of Color Imaging and the performance of individual employees.

CHIEF EXECUTIVE OFFICER COMPENSATION

Color Imaging's principal executive officer's, compensation is determined by the board of directors. For year ended 2003, the duties of the principal executive officer were performed by Sueling Wang until August 15 and thereafter by Jui-Kung Wang. The cash compensation of Sueling Wang, Vice Chairman and President, was $281,029, including the $140,000 cash based incentive compensation. This represents the total compensation for Dr. Sueling Wang, no portion of which was in stock based incentive plans. The cash compensation of Jui-Kung Wang, Chairman and Chief Executive Officer was $34,409, with none of it being cash based incentive compensation. This represents the total compensation for Mr. Jui-Kung Wang, no portion of which was in stock based incentive plans. The Chief Executive's compensation is based upon the long-term growth in net income, stockholder value improvements and the Chief Executive Officer's individual performance. The decision of the board of directors is subjective and is not based upon any specific formula or guidelines. The Chief Executive Officer does not consult with the board when his compensation is determined and voluntarily accepts amendments to his employment agreement, if applicable, as required.

                             COMPENSATION COMMITTEE
                               FEBRUARY 17, 2004
                                 Jui-Kung Wang
                                  Sueling Wang
                             Morris E. Van Asperen
                                 Jui-Hung Wang
                                  Jui-Chi Wang
                                  Yi-Jen Wang
                              Richard S. Eiswirth

                             EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth the compensation earned by our chief executive officer and the three other most highly compensated executive officers who were serving as such as of December 31, 2003, 2002 and 2001 (collectively, the Named Executive Officers), whose aggregate compensation for fiscal years 2003, 2002 and 2001 exceeded $100,000 for services rendered in all capacities to Color Imaging and its subsidiaries for that fiscal year.

------------------------------------------------------------------------------------------------------------------------------------

                                                 Annual Compensation                         Long Term Compensation
                                        --------------------------------------- ----------------------------------------
                                                                                                                            All
                                                                  Other Annual   Restricted     Securities       LTIP       Other
                                                                 Compensation      Stock        Underlying      Payments    Compen-
Name and Principal Position     Year     Salary ($)    Bonus ($)    ($)(1)        Awards ($)   Options/SARS(#)    ($)       sation
----------------------------- --------- ------------ ----------- -------------- ------------ ------------------ -------- -----------
Jui-Kung Wang (2)               2003      29,908        --           6,501          --             --            --           --
Chief Executive Officer         2002       N/A          --           1,000          --             --            --           --
                                2001       N/A          --            --            --            25,000         --           --

Dr. Sueling Wang (3)            2003     136,826      140,000        4,203          --             --            --           --
President                       2002     158,439        --          38,736          --             --            --           --
                                2001     158,423        --                          --           100,000         --           --

Morris E. Van Asperen (4)
Executive Vice President,       2003     162,001        --           9,204          --             --            --           --
Chief Financial Officer &       2002     151,200        --          14,353          --             --            --           --
Secretary                       2001     146,714        --           5,461          --           100,000         --           --
------------------------------------------------------------------------------------------------------------------------------------

(1) For named executive officers the amount reported represents the cost of group insurance benefits, Color Imaging's matching contribution to the 401(k) plan for the officer, other life insurance policies maintained for him, and other compensation as further described in the notes for each officer, respectively.

(2) Mr. Wang was employed by Color Imaging on August 15, 2003, and other annual compensation included the personal benefit of his use of a company automobile of $4,442 and group life insurance benefit payments were $59. Also included in other annual compensation are the fees paid to the named executive officer while he was an outside director which were $ 2,000, $1,000 and $0 during 2003, 2002, and 2001, respectively. The options were granted upon the officer's initial appointment to the board of directors in September 2001 and vest ratably over the next five years upon the anniversary date of the grant and expire three years from their respective vesting dates. As of December 31, 2003, Mr. Wang had 25,000 options, 10,000 of which were vested, to purchase Color Imaging's common stock at an exercise price of $2.75.

(3) Other annual compensation includes split dollar and group life insurance premiums were $886, $22,773, and $13,526 during 2003, 2002 and 2001, respectively. During 2003 the officer repaid the loan due to the Color Imaging in connection with the split dollar life insurance policy and the collateral assignment of the policy was released by Color Imaging and the plan between Color Imaging and the officer was terminated. Options granted by action of the board on March 21, 2001. 25% vested immediately and the balance vest 25% per year upon each anniversary date of the grant. The options expire five years after their respective vesting date(s). As of December 31, 2003, Dr. Wang had 300,000 options, 275,000 of which were vested, to purchase Color Imaging's common stock at exercise prices of $2.00 and $2.75.

(4) Other annual compensation includes, by agreement, the reimbursement for a supplemental life insurance policy for the benefit of the officer. The life insurance premiums reimbursed or paid by Color Imaging, including those that are part of Color Imaging's group plan, in 2003, 2002 and 2001 were $5,525, $6,446, $0, respectively. In 2003 the officer voluntarily terminated the life insurance reimbursement program previously funded by Color Imaging; and, subsequently, the officer's employment agreement was modified to delete the provision of the additional life insurance benefit. Options granted by action of the board on March 21, 2001. 25% vested immediately and the balance vest 25% per year upon each anniversary date of the grant. The options expire five years after their respective vesting date(s). As of December 31, 2003, Mr. Van Asperen had 300,000 options, 250,000 of which were vested, to purchase Color Imaging's common stock at exercise prices of $2.00 and $2.75.

OPTION GRANTS TABLE

Options granted the Named Executive Officers during the year ended December 31, 2003 were:

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Potential realizable
                                                                                             value at assume annual      Alternative
                                                                                             rates of stock price        to (f) and
                                                                                             appreciation for the        (g): grant
                                    Individual Grants                                        option term                 date value
----------------------------------------------------------------------------------------- -------------------------- ---------------
                               Number        Percent of
                                 of             total
                             securities     options/SARS
                             underlying       granted         Exercise or                                                 Grant date
                            Options/SARS    employees in      base price      Expiration                                    present
     Name                       (#)       fiscal year (%)     ($/Share)          date         5%($)(f)    10%($)(g)         value $
------------------------------------------------------------------------------------------------------------------------------------

  Jui-Kung Wang (2)             None            N/A              N/A             N/A             N/A            N/A            N/A
  Chief Executive Officer

  Dr. Sueling Wang (3)          None            N/A              N/A             N/A             N/A            N/A            N/A
  President

  Morris E. Van Asperen         None            N/A              N/A             N/A             N/A            N/A            N/A
  Executive Vice
  President, Chief
  Financial Officer
  & Secretary
------------------------------------------------------------------------------------------------------------------------------------

OPTION EXERCISES AND YEAR-END VALUE TABLE

None of the Named Executive Officers exercised stock options during 2003. The following table sets forth certain information regarding unexercised options held at year-end by each of the Named Executive Officers.


                       AGGREGATED OPTION EXERCISES IN 2003 AND OPTION VALUES AT DECEMBER 31, 2003

                                                                                  NUMBER OF SECURITIES
                                                                                 UNDERLYING UNEXERCISED
                                                                                         OPTIONS
                                                                        ------------------------------------------
                                  SHARES
                                 ACQUIRED              VALUE
NAME                            ON EXERCISE           REALIZED              EXERCISABLE            UNEXERCISABLE
-------------------------    ----------------      ---------------      ------------------     -------------------
Jui-Kung Wang                        0                     0                      10,000                  15,000

Sueling Wang                         0                     0                     275,000                  25,000

Morris E. Van Asperen                0                     0                     250,000                  50,000


Based on the closing price of our common stock of $0.70 on December 31, 2003, no unexercised options were in the money for the Named Executive Officers.

EMPLOYMENT AGREEMENTS

On June 28, 2000, Color Imaging entered into employment agreements with its President, Chief Financial Officer and Vice President of Marketing and Sales. Each of the employment agreements has a 5-year term. Color Imaging is obligated to pay the President an annual salary of $150,000 with a guaranteed increase of 5% per annum over the term of the agreement. Color Imaging is obligated to pay the Chief Financial Officer an annual salary of $144,000 with a guaranteed increase of 5% over the term of his agreement. In addition to commissions earned under Color Imaging's sales incentive program, Color Imaging is obligated to pay the Vice President Marketing and Sales an annual salary of $89,250 with a guaranteed increase of 5% per annum over the term of his agreement. Each employee may terminate the agreement upon 6 months notice to Color Imaging. Color Imaging may terminate each employee upon 6 months notice by Color Imaging; provided, however, that Color Imaging is obligated to pay to the employee his annual base salary, commissions or bonuses earned, and benefits for a period of 12 months after the date of such notice.

Each of the officers voluntarily waived the annual increases to their salaries that would have otherwise been payable upon the second anniversary of their respective contracts. The President and Chief Financial Officer voluntarily agreed to accept reduced annual increases upon the third anniversary of their respective agreements in the amount of 2.5%. On December 27, 2002, the employment agreement with the Vice President of Marketing and Sale was terminated, and in connection with his Salary Continuation and Deferred Compensation agreement of 1998 (the "SCDC Agreement") his salary was reduced to $45,500 effective December 30, 2002, and would be further reduced to $35,750 effective March 24, 2003. Commissions were made payable to the Vice President of Marketing and Sales on most of Color Imaging's sales, and his retirement date was extended from February 1, 2003 to December 31, 2003. On July 14, 2003, the Chief Financial Officer's employment agreement was modified, giving him the additional duties of marketing and sales, provide for commissions, a reduced base salary of $78,000 per annum and deleting the provision providing for a minimum 5% annual salary increase. On October 1, 2003, the Chief Financial

Officers employment agreement was again amended to return his base salary to its former level of $151,200 and his commission program on certain sales of Color Imaging was modified.

The employment agreements with the above named officers also commits Color Imaging to purchasing, for their benefit, certain life insurance plans. Color Imaging pays the premiums and is the collateral assignee of four split dollar life insurance policies owned by the President. Pursuant to the policies Color Imaging will, upon his death or earlier liquidation of each such policy, be entitled to the refund of all premium payments made by Color Imaging on the policies, and the balance of the proceeds will be paid to the President's designated beneficiaries. During 2003 the President repaid the loan due Color Imaging in connection with the split dollar life insurance policies, Color Imaging then released its collateral assignment of the policies and is no longer required to pay any premiums in connection with the four policies. The split dollar life insurance premiums paid by Color Imaging during 2003, 2002 and 2001 were $660, $22,773 and $13,526, respectively. The monies due from its President in connection with these life insurance policies at the years ended December 31, 2003, 2002 and 2001 was $0, $134,877 and $112,103, respectively. For the periods during which such plans were in place for the Chief Financial Officer for the years ended December 31, 2003, 2002, and 2001, Color Imaging paid or reimbursed the Chief Financial Officer $5,525, $6,446 and $0, respectively, for such supplemental life insurance plans. On July 14, 2003, the Chief Financial Officer's employment agreement was amended to delete the provision requiring Color Imaging to pay or reimburse premiums in connection with his supplemental life insurance policy. Color Imaging owns and is the beneficiary of a life insurance policy on its Vice President of Marketing and Sales to fund the SCDC Agreement. Upon the officer's retirement, he, or his beneficiaries, are to receive 120 monthly payments of $2,500 per month or, as provided, the net present value of any unpaid amounts. The life insurance premiums paid by Color Imaging to fund the SCDC Agreement in 2003, 2002 and 2001 were $0, $20,882 and $21,977, respectively. The SCDC Agreement was modified on December 27, 2002, changing the retirement date of the Vice President Marketing and Sales from February 1, 2003 to December 31, 2003. On June 27, 2003, the SCDC Agreement was further amended, provided for the retirement of the Vice President of Marketing and extended the date of his option to elect monthly payments or the assignment of the life insurance policy to January 31, 2004. During January 2004 the former Vice President of Marketing and Sales elected to have the life insurance policy assigned to him, thereby canceling the obligation of Color Imaging to provide the 120 monthly payments of $2,500. As of December 31, 2003, the accrued liability of Color Imaging in connection with the future payments required under the SCDC Agreement was $200,338 and the cash surrender value of the life insurance policy was $188,138.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The entire board of directors of the Company serves as the Compensation Committee of the Company. Directors Jui-Hung Wang, Jui-Kung Wang, Jui-Chi Wang, are owners in and Chairman, Auditor and President, respectively, of General Plastic Industrial Co., LTD (GPI), a Taiwanese manufacturer of injection molded cartridges and accessories for copiers and laser printers. For the twelve months ended December 31, 2003, 2002 and 2001 Color Imaging purchased $2,091,785, $2,148,279 and $2,061,683, respectively, of injected molded products from GPI.

On March 6, 2003, Color Imaging received from Chi Fu Investment Co Ltd $6,075,000 of subscription proceeds for the public sale of 4,500,000 of Color Imaging's common shares at a price of $1.35 per share in our offering on Form SB-2 filed with the Securities and Exchange Commission. Chi Fu Investment Co Ltd is a wholly owned subsidiary of Color Imaging's affiliate General Plastic Industrial Co., Ltd, and as of December 31, 2003 our directors Jui-Hung Wang, Jui-Chi Wang and Jui-Kung Wang each own 9.69%, 10.17% and 1.77%, respectively, of General Plastic Industrial Co., Ltd.

On June 1, 2003, Color Imaging entered into a Marketing and Licensing Agreement (refer to Exhibit 10.14 filed with Form 10-Q on October 28, 2003) with its affiliate General Plastic Industrial Co Ltd. Per the Marketing and Licensing
Agreement General Plastic Industrial Co Ltd agrees to indemnify and hold harmless Color Imaging for any costs and expense arising from any defective licensed product, and/or any recalled licensed product including litigation arising therefrom. In addition, General Plastic Industrial Co Ltd agrees to credit Color Imaging for product cost, shipping and related expenses arising from any defective licensed product, and/or any recalled licensed product.

                               PERFORMANCE GRAPH

Set forth below is a line graph presentation comparing the cumulative shareholder return on the Color Imaging's common stock (OTC: CIMG), on an indexed basis, against cumulative total returns of the Nasdaq Stock Market (U.S. Companies) Index and the MG Group Index, which is composed of 65 companies which operate in the specialty chemical industry, the industry in which the financial community has categorized Color Imaging. A list of the companies included in this index will be furnished by Color Imaging to any stockholder upon written request of the Corporate Secretary. The graph assumes that the value of the investment in the common stock in each index was $100 on December 31, 1998. The Performance Graph shows total return on investment for the period beginning December 31, 1998 through December 31, 2003.

     Note: Management cautions that the stock price performance information shown in the graph below may not be indicative of current stock price levels or future stock price performance.

                                [GRAPH OMITTED]


The performance graph was plotted using the following table:


                        1998     1999      2000       2001     2002      2003
                        ----     ----      ----       ----     ----      ----
 COLOR IMAGING, INC.   100.00   525.10   1106.17    1275.72   493.83    288.07
   MG GROUP INDEX      100.00    96.62     95.18     102.35    85.00    109.40
   NASDAQ MARKET
       INDEX           100.00   176.37    110.86      88.37    61.64     92.68

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Directors, Jui-Hung Wang, Jui-Kung Wang, Sueling Wang and Jui-Chi Wang, own Kings Brothers, LLC, the landlord from which we lease our Norcross, Georgia plant. For the twelve months ended December 31, 2003, 2002 and 2001 we paid Kings Brothers LLC $531,444, $518,484 and $505,836, respectively, in lease payments. The lease was made on April 1, 1999, and upon unanimous approval of the board of directors and the disinterested members of the board of directors, it was amended February 5, 2003, to extend its expiration from March 31, 2009 to March 31, 2013.

On November 19, 2001, we borrowed $200,000 on an unsecured basis from Kings Brothers LLC. The revolving loan bears interest at the rate of 9% per annum, matured on November 18, 2002 and is evidenced in writing. We paid the principal and interest outstanding on December 10, 2001, paying $790.38 in total interest to Kings Brothers. We borrowed this amount for general corporate purposes, including working capital. On March 20, 2002 the revolving loan arrangement was cancelled.

On June 1, 1999, the Development Authority of Gwinnett County, Georgia issued $4,100,000 of industrial development revenue bonds on behalf of us and Kings Brothers LLC. Pursuant to a certain joint debtor agreement we are jointly and severally liable with Kings Brothers to pay the amounts borrowed under the bond. The 3.5% revenue bonds are payable in varying annual principal and monthly interest payments through July 2019. The bonds are collateralized by all of our assets and the real property leased by us and owned by Kings Brothers. The majority of the proceeds $3,125,872 from the bond issue were used by us to relocate our manufacturing plant, make leasehold improvements at the new facility and to purchase certain manufacturing equipment. The remaining proceeds in the amount of $974,128 was used by Kings Brothers to pay down the mortgage on its real property, some of which is leased to us. The proceeds used by Kings Brothers have been recorded as a receivable on our financial statements. We entered into a Joint Debtor Agreement with Kings Brothers LLC concerning their rights, duties and obligations in connection with the bonds. Kings Brothers and we, collectively, are obligated to repay any outstanding debt under the bonds. Amounts receivable from Kings Brothers are secured by a lien on all of Kings Brothers' real estate, including the part we lease from them, and by personal guarantees by the members of Kings Brothers. Principal due and paid by Kings Brothers for the twelve months ended December 31, 2003, 2002 and 2001 was $83,160, $79,596 and $76,032, respectively. Interest due and paid by Kings
Brothers for the twelve months ended December 31, 2003, 2002 and 2001was $10,372, $14,612 and $30,368, respectively. As of December 31, 2003, the principal outstanding was $3,095,000 and the portion due to us from Kings Brothers was $735,340.

Directors Jui-Hung Wang, Jui-Kung Wang, Jui-Chi Wang, are owners in and Chairman, Auditor and President, respectively, of General Plastic Industrial Co., LTD (GPI), a Taiwanese manufacturer of injection molded cartridges and accessories for copiers and laser printers. For the twelve months ended December 31, 2003, 2002 and 2001 we purchased $2,091,785, $2,148,279 and $2,061,683, respectively, of injected molded products from GPI.

On March 14, 2002, we borrowed $500,000 from director, Sueling Wang, on an unsecured basis. The interest rate on the loan was 12% per annum, matured on March 14, 2003 and is evidenced in writing. On September 2, 2002, we entered into a modification agreement with Sueling Wang to change the terms of the note, extending the term to March 1, 2005, providing for a $100,000 principal payment, decreasing the interest rate to 6% per annum, providing for interest only payments through February 28, 2003, and providing for 24 monthly payments of principal and interest beginning on April 1, 2003, in the amount of $17,735.67. We borrowed the $500,000 amount to meet a supplier commitment for product. Interest paid Sueling Wang on the note for the years ended December 31, 2003 and 2002 was $14,641 and $36,296, respectively. As of December 31, 2003 and 2002, the principal outstanding was $105,000 and $400,000, respectively.

On August 21, 2002, we borrowed $100,000 from director, Jui-Chi Wang, on an unsecured basis. The loan bears interest at the rate of 6% per annum, matures on March 1, 2005 and is evidenced in writing. We borrowed this amount in order to repay $100,000 borrowed from director Sueling Wang on March 14, 2002. The note is interest only through February 28, 2003, and then is fully amortizing over 24 months with principal and interest payments payable monthly beginning April 1, 2003 in the amount of $4,434. As of December 31, 2003 and 2002, the interest accrued and paid on the note was $ 5,115 and $2,170, respectively. As of December 31, 2003 and 2002, the outstanding principal balance on the note was $59,806 and $100,000, respectively.

On August 21 and September 2, 2002, we borrowed $200,000 and $300,000, respectively, from director, Jui-Hung Wang, on an unsecured basis. The loan bears interest at the rate of 6% per annum, matures on March 1, 2005 and is evidenced in writing. We borrowed this amount in order to make a principal payment due on our industrial development bond in the approximate amount of $255,000, for the acquisition of capital equipment in the approximate of $125,000 and for general corporate purposes. The note is interest only through February 28, 2003, and then is fully amortizing over 24 months with principal and interest payments payable monthly beginning April 1, 2003 in the amount of $22,169.60. As of December 31, 2003 and 2002, interest accrued and paid on the note was $ 25,577 and $10,259, respectively. As of December 31, 2003 and 2002, the principal outstanding was $299,032 and $500,000, respectively.

Directors Jui-Chi Wang and Jui-Hung Wang purchased 350,000 and 50,000 Units (each Unit consisted of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $2.00 per share) for $700,000 and $100,000, including promissory notes, respectively. Jui-Chi Wang's $700,000 recourse promissory note without interest was made on December 1, 2001, due December 31, 2001 and paid in full on December 18, 2001. Jui-Hung Wang's $99,500 recourse promissory note without interest was made on December 24, 2001, due

April 1, 2002 and paid in full on January 30, 2002. The terms of the notes were consistent with the terms of notes of third parties who purchased Units in the private placement from Color Imaging.

We believe that the terms of the loans and borrowings from affiliates were on terms more favorable than were otherwise available from third parties.

On September 11, 2002, we entered into a share exchange agreement with four of our directors, Messrs. Brennan, St. Amour, Langsam and Hollander, whereby a new company, Digital Color Print, Inc., owned by them, acquired the capital stock of our wholly owned subsidiary, Logical Imaging Solutions, in exchange for approximately 1.6 million shares of the our common stock. On September 20, 2002, we entered into an amendment to the share exchange agreement pursuant to which the number of shares of the our common stock to be exchanged for the capital stock of Logical Imaging Solutions was increased from 1.6 million to 1.7 million and a requirement was added that Logical Imaging Solutions have at least $100,000 on hand at closing. On September 30, 2002, the share exchange transaction was closed, and the 1.7 million shares of our stock were received and retired by our stock transfer agent (see Financial Statements "Note 3 - Discontinued Operations").

On March 6, 2003, Color Imaging received from Chi Fu Investment Co Ltd $6,075,000 of subscription proceeds for the public sale of 4,500,000 of our common shares at a price of $1.35 per share in our offering on Form SB-2 filed with the Securities and Exchange Commission. Chi Fu Investment Co Ltd is a wholly owned subsidiary of our affiliate General Plastic Industrial Co., Ltd, and as of December 31, 2003 our directors Jui-Hung Wang, Jui-Chi Wang and Jui-Kung Wang each own 9.69%, 10.17% and 1.77%, respectively, of General Plastic Industrial Co., Ltd.

On June 1, 2003, Color Imaging entered into a Marketing and Licensing Agreement (refer to Exhibit 10.14 filed with Form 10-Q on October 28, 2003) with its affiliate General Plastic Industrial Co Ltd. Per the Marketing and Licensing
Agreement General Plastic Industrial Co Ltd agrees to indemnify and hold harmless Color Imaging for any costs and expense arising from any defective licensed product, and/or any recalled licensed product including litigation arising therefrom. Further General Plastic Industrial Co Ltd agrees to credit Color Imaging for product cost, shipping and related expenses arising from any defective licensed product, and/or any recalled licensed product.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to Color Imaging with respect to the beneficial ownership of Color Imaging's common stock as of March 26, 2004 by:

o each stockholder known by Color Imaging to own beneficially more than 5% of Color Imaging's common stock;

o    each Named Executive Officer;

o    each of Color Imaging's directors; and

o    all directors and executive officers as a group.

Except as otherwise indicated in the footnotes, Color Imaging believes that the beneficial owners of the common stock listed below, have sole voting power and investment power with respect to such shares of common stock indicated. In computing the number of shares beneficially owned by a person and the percent ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days of the date of this report are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percent ownership of any other person.

                                                                  PERCENTAGE OF
NAME OF BENEFICIAL OWNER                 NO. OF SHARES            OWNERSHIP(1)
----------------------------------     ----------------          ---------------
Sueling Wang (2)                            1,981,551                 15.2%
Morris E. Van Asperen (3)                     380,906                  2.9%
Jui-Chi Wang (4)(5)                         5,209,450                 40.9%
Jui-Hung Wang (5)(6)                        5,209,178                 40.9%
Jui-Kung Wang (5)(7)                        4,826,209                 37.9%
Claude R. Aubert (8)                           25,000                    *%
Yi-Jen Wang                                    30,000                    *%
Richard S. Eiswirth                                 0                    *%
Chi Fu Investment Co Ltd  (5)               4,500,000                 35.3%
General Plastic Industrial Co., Ltd (5)     4,500,000                 35.3%
Executive officers and directors
   as a group (7 persons) (9)               8,662,294                 65.1%
----------------
* Less than 1%

(1) Percentage of ownership is calculated as required by Commission Rule 13d-3(d)(1). The table above includes the number of shares underlying options and warrants which are exercisable within 60 days after the date of this report.

(2) Includes: (a) 600,000 shares owned by Sueling Wang's four children, (b) 141,204 shares owned by Yik-Li Sih, Sueling Wang's wife, in which Dr. Wang may be deemed to have pecuniary interest. Dr. Wang disclaims beneficial ownership of such 741,204 shares. Also includes 275,000 shares subject to options that are currently exercisable.

(3)  Includes 250,000 shares subject to options that are currently exercisable.

(4)  Includes 15,000 shares subject to options that are currently exercisable.

(5) Includes 4,500,000 shares held by Chi Fu Investment Co Ltd ("CFI"). CFI is a wholly owned subsidiary of General Plastic Industrial Co., Ltd ("GPI"). Jui-Hung Wang, Jui-Chi Wang and Jui-Kung Wang, owns 9.69%, 10.17% and 1.77%, respectively, of the outstanding common stock of GPI as of December 31, 2003. Each of Messrs. Wang disclaims beneficial ownership of the shares held by CFI except to the extent of his pecuniary interest.

(6)  Includes 10,000 shares subject to options that are currently exercisable.

(7)  Includes 10,000 shares subject to options that are currently exercisable.

(8)  Includes 25,000 shares subject to options that are currently exercisable.

(9) Includes 585,000 shares subject to options that are exercisable within 60 days after the date of this prospectus.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the board of directors, certain executive officers of Color Imaging and persons who hold more than 10% of Color Imaging's outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which require them to file reports with respect to their ownership of common stock and their transactions in common, stock. Based upon the copies of
Section 16(a) reports that the Color Imaging received from such persons for their 2003 fiscal year transactions in the common stock and their common stock holdings, Color Imaging believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, board members and greater than ten-percent stockholders, excepting (a) the inadvertent late filing of a Form 3 by our affiliate General Plastic Industrial Co Ltd in connection with its beneficial ownership of Chi Fu Investment Co Ltd's greater than 10% holding of our common stock , (b) one late Form 4 and one late Form 3 filed for a newly hired vice president, Claude R. Aubert, reflecting one exempt option grant and (c) each of Michael W. Brennan and Edwin C. St. Amour (former directors of Color Imaging) failed to file a Form 4 or a Form 5 for the year ended December 31, 2002, and (d) Digital Color Print, Inc. (a former 10% stockholder) failed to file a Form 3, Form 4 or Form 5 for the year ended December 31, 2002.


              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS
                         (ITEM NO. 2 OF THE PROXY CARD)

The board of directors has selected Lazar Levine & Felix LLP as Color Imaging's independent accountants for the year ending December 31, 2004, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the annual meeting. Lazar Levine & Felix LLP has no financial interest in Color Imaging and neither it nor any member or employee of the firm has had any connection with Color Imaging in the capacity of promoter, underwriter, voting trustee, director, officer or employee. The Delaware General Corporation Law does not require the ratification of the selection of independent accountants by Color Imaging's stockholders, but in view of the importance of the financial statements to the stockholders; the board of directors deems it advisable that the stockholders pass upon such selection. A representative of Lazar Levine & Felix LLP is not expected to be present at the annual meeting.

In the event the stockholders fail to ratify the selection of Lazar Levine & Felix LLP, the Audit Committee will reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee and the board of directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of Color Imaging and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                 OTHER BUSINESS

Color Imaging does not know of any other business to be presented to the annual meeting and does not intend to bring any other matters before such meeting. If any other matters properly do come before the annual meeting, however, the persons named in the accompanying Proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

STOCKHOLDER PROPOSALS

Appropriate proposals of shareholders intended to be presented at Color Imaging's 2005 Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), must be received by Color Imaging by December 24, 2004 for inclusion in its proxy statement and form of proxy relating to that meeting. In addition, all shareholder proposals submitted outside of the shareholder proposal rules promulgated pursuant to Rule 14a-8 under the Exchange Act must be received by Color Imaging by March 9, 2005 in order to be considered timely. If such shareholder proposals are not timely received, proxy holders will have discretionary voting authority with regard to any such shareholder proposals that may come before the 2005 Annual Meeting. With regard to such shareholder proposals, if the date of the 2005 Annual Meeting is subsequently advanced or delayed by more than 30 days from the date of the 2004 Annual Meeting, Color Imaging shall, in a timely manner, inform shareholders of the change and the date by which proposals must be received.

ANNUAL REPORT ON FORM 10-K

A copy of Color Imaging's Annual Report on Form 10-K for the calendar year ended December 31, 2003 is being mailed to stockholders with this proxy statement.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ MORRIS E. VAN ASPEREN
                              Morris E. Van Asperen
                              Secretary



Norcross, Georgia
April 23, 2004

Please Complete, Date, And Sign The Enclosed Proxy Card And Return It Promptly In The Enclosed Reply Envelope. No Postage Is Required If Mailed In The United States.

                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                               COLOR IMAGING, INC.

The undersigned hereby appoints Sueling Wang, PhD and Morris E. Van Asperen, attorneys and proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all of the shares of stock of Color Imaging, Inc., standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of Color Imaging to be held May 18, 2004 or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE TO SERVE AS A DIRECTOR, "FOR" PROPOSAL 2 TO RATIFY THE SELECTION OF LAZAR LEVINE & FELIX LLP AS COLOR IMAGING'S ACCOUNTANTS. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, AND "FOR" PROPOSAL 2. IF ANY OTHER BUSINESS SHOULD COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDER.

If you intend to attend the annual meeting, please be sure to check the "I plan to attend the meeting" box on the reverse side of the Proxy.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                              COLOR IMAGING, INC.

                                  May 18, 2004

- Please Detach and Mail in the Envelope Provided -

A [X]  PLEASE MARK YOUR
       VOTES AS IN THIS
       EXAMPLE.

       FOR all nominees       WITHHOLD          NOMINEES:  Jui-Kung Wang
       listed at right        AUTHORITY (to                Sueling Wang, PhD
       (except as marked      vote for all                 Morris E. Van Asperen
       to the contrary)       nominees                     Yi-Jen Wang
                              listed at                    Jui-Hung Wang
                              right)                       Jui-Chi Wang
                                                           Richard S. Eiswirth

1. Election of       [ ]         [ ]
   Directors

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below.)

                                                                               FOR              AGAINST           ABSTAIN
   -----------------------------------------------------------------

2. Ratify  the  selection  of  Lazar  Levine  & Felix  LLP as  Color           [  ]               [  ]              [  ]
   Imaging's Accountants for the year ending December 31, 2004.

3. In their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL 2 AND OTHERWISE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDER.

PLEASE  SIGN,  DATE,  AND  RETURN THE PROXY CARD  PROMPTLY  USING THE  ENCLOSED
ENVELOPE.

                        I plan to attend the meeting [ ]




Signature                               Signature                               Date:
          -------------------------              -------------------------            -----------------



NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



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